Registration No. 333-101029

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OLIN CORPORATION
(Exact name of registrant as specified in charter)

Virginia (State or other jurisdiction of incorporation or organization)	13-1872319 (I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105-3443
(314) 480-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
George H. Pain, Esq.
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105-3443

(314) 480-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer     X         Accelerated filer _____
Non-accelerated filer    _____            Smaller reporting company _____

DEREGISTRATION OF SECURITIES

Olin Corporation (the “Company”) is filing this Post-Effective Amendment No. 2 to the registration statement on Form S-3, Registration No. 333-101029, dated December 20, 2002 (the “Registration Statement”), pertaining to the registration of 4,665,564 shares of the Company’s common stock held by Court Square Capital Limited (the “Common Stock”), which may be sold from time to time in one or more offerings up to a total dollar amount of $69,610,214.88.

Court Square Capital Limited sold 422,900 shares of Common Stock under the Registration Statement.  Accordingly, a balance of 4,242,664 shares of Common Stock remains unsold and on the Registration Statement.

Pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the Common Stock being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the Common Stock that remains unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri on the 23rd day of April, 2010.

                      Olin Corporation

                      By:           /s/ GEORGE H. PAIN
                           Printed name:  George H. Pain
                               Title:  Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of April, 2010.

* Joseph D. Rupp Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	* Randall W. Larrimore Director
/s/ JOHN E. FISCHER John E. Fischer Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ JOHN M.B. O’CONNOR John M. B. O’Connor Director
/s/ TODD A. SLATER Todd A. Slater Vice President and Controller (Principal Accounting Officer)	* Richard M. Rompala Director
/s/ GRAY G. BENOIST Gray G. Benoist Director	/s/ PHILIP J. SCHULZ Philip J. Schulz Director
/s/ DONALD W. BOGUS Donald W. Bogus Director	/s/ VINCENT J. SMITH Vincent J. Smith Director
/s/ C. ROBERT BUNCH C. Robert Bunch Director
/s/ GEORGE H. PAIN George H. Pain Attorney-in-Fact *As attorney in fact for the above directors marked by an asterisk